Exhibit 10.84

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OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made this 20th day of July, 1961 between George B. Lumpkins and wife, Glen Lumpkins COPY CUT OFF Rockdale, Texas and H. H. Coffield COPY CUT OFF Ten and no/100 Dollars 10.00, COPY CUT OFF in hand paid of the COPY CUT OFF Milam

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FIRST TRACT: Being Lot No. 7 of Blk. No. 131 of the City of Rockdale, a part of the D. A. Thompson Survey in Milam County, Texas, and being all of the unsold portion of old Joynes homestead property in Rockdale, and being the same land described in deed from Susie Joynes Beesley et vir to George B. Lumpkins dated February 15, 1937 recorded in Vol. 219 pages 304-305 of the Deed Records of Milam County, Texas, to which reference is here made for any and all purposes.

SECOND TRACT: Being all that certain lot and parcel of land in the D. A. Thompson Survey in the City of Rockdale, in Milam County, Texas, and a part of Lot No. 4 of the Mrs. Solon Joynes Addition to the City of Rockdale, as per map of said addition, and the land here conveyed being described by metes and bounds as follows: Beginning in the north line of Bell Street, at Mrs. E. M. Nelson’s S. E. corner (same being her homestead lot). Thence N. 63-1/4 E. about 100 ft. to the S. W. corner of W. H. Fletcher’s lot. Thence N. 19 W. about 100 ft. to W. E. Gaither’s property, for N. E. corner of this. Thence S. 78 W. about 100 ft., along the north line of the original Joynes property, to Mrs. E. M. Nelson’s N. E. corner, for the N. W. corner of this. Thence S. 26-1/2 E. about 138 ft., along Mrs. E. M. Nelson’s east line, to the place of beginning, and being the vacant lot fronting on Bell Street, bounded on the west by Mrs. E. M. Nelson’s homestead lot, on the south by Bell Street, on the east by W. H. Fletcher’s home lot, and on the north by property formerly owned by W. E. Gaither, and being the same property described in deed from John E. Dyer et ux to George B. Lumpkins dated September 26, 1945 and recorded in Vol. 253 page 246 of the Deed Records of Milam County, Texas to which reference is here made for any and all purposes. Said tract is commonly known as the East part of Lot No. 8 of Block No. 131 of the City of Rockdale.

Lessee or his assigns agrees not to drill a well nor place, erect or maintain any storage tank, any slush pit or any machinery on said FIRST TRACT described above.

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COPY CUT-OFF Rockdale State COPY CUT OFF Rockdale, COPY CUT OFF Ten and no/100 Dollars of 10.00. COPY CUT-OFF

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IN WITNESS WHEREOF, this instrument is executed on the COPY CUT OFF

WITNESS:	/s/ Illegible
Illegible

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By	COPY CUT-OFF
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THE STATE OF TEXAS	}
County of Milam

Before me, the undersigned authority, as this day personally appeared George B. Lumpkins and wife Glen Lumpkins COPY CUT OFF subscribed to the foregoing instrument and acknowledge to me that they received the same for the purposes and consideration therein COPY CUT OFF. And she said Glen Lumpkins, wife of George B. Lumpkins having been examined by me COPY CUT OFF and apart from her husband, and having the same fully explained to her, she said Glen Lumkins, acknowledge such instrument to be her art and deed and declared that she had willingly shared the same for the purposes and COPY CUT OFF

Given under my hand and seal of office this COPY CUT OFF day of July, A.D. 1961

/s/ Illegible
Notary Public COPY CUT OFF Milam County, Texas